Exhibit 1.1

N E T W O R K 1 F I N A N C I A L

S E C U R I T I E S , I N C .

April 20, 2021

Kangbin Zheng, CEO

CN Energy Group. Inc.

Dikai Yinzuo, Room 1804-1, No. 29 Jiefang East Road

Jianggan District, Hangzhou City, Zhejiang Province

PRC

Re: PLACEMENT AGENT’S AGREEMENT

Dear Mr. Zheng:

CN Energy Group. Inc. a British Virgin Islands company (hereinafter referred to as the “Company” or “You”), proposes to offer for sale in a private placement (“Offering”) the Company’s security, as follows: a maximum of 4,000,000 ordinary shares, no par value (“Ordinary Shares”) of the Company (the “Offering”) on a best effort basis, at a price per share to be determined by the parties herein. The Ordinary Shares are hereinafter occasionally referred to as the Securities.

The undersigned, Network 1 Financial Securities, Inc., a Texas Corporation and broker/dealer registered with the U.S. Securities & Exchange Commission (“SEC”) and member of the Financial Industry Regulatory Authority (“FINRA”), hereinafter referred to as “Placement Agent”, “Network 1” or “We” or “Our”) hereby offers its services to the Company as Placement Agent for the aforementioned proposed private placement offering.

The terms and conditions of this Placement Agent’s Agreement (“Agreement”) are as follows:

1.      Appointment of Placement Agent; The Offering Period.

1.1              Appointment of Placement Agent.You hereby appoint Network 1 Financial Securities as the exclusive Placement Agent of the Company during the Offering Period herein specified for the purpose of assisting the Company in placing its Securities with purchasers who are qualified accredited investors (“Subscribers”). The Placement Agent hereby accepts such agency and agrees to assist the Company in placing this Private Offering (“Offering”) with the Subscribers. The Placement Agent’s agency hereunder is not terminable by the Company except upon termination of the Private Offering or upon breach by the Placement Agent of its obligations hereunder.

NETWORK 1 FINANCIAL SECURITIES, Inc.

Member FINRA, SIPC

The Galleria • Building 2 • Penthouse

2 Bridge Avenue • Red Bank, New Jersey 07701-1106 • (732) 758 – 9001

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

1.2             Offering Period. The Offering Period shall commence on the day that the Company’s offering documents (“Offering Documents”) are first made available to the Placement Agent by the Company and will continue until the final Closing (as hereinafter defined) of the maximum offering or June 30, 2021 (the “Termination Date”), unless extended by the Company for a period of up to ninety (90) days from such date without notice to any Subscriber (the “Offering Period”). After the initial closing, subsequent closings with respect to accepted subscriptions may take place at any time during the Offering Period as may be mutually determined by the Company and the Placement Agent (such subsequent closings and the Initial Closing will each be referred to herein as a “Closing”).

1.3              Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents for delivery to potential Subscribers and such other information, documents and instruments which the Placement Agent deems reasonably necessary to act as Placement Agent hereunder and to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.Compliance with Securities Laws.

2.2              2.1        Regulation S. It is our understanding that the investors participating in the Offering will be non-“U.S Person”. Investors of the Offering shall be required to complete a questionnaire with respect to their status as non-U.S. Person. Due Diligence. Current regulations in the securities industry require placement agents to conduct “due diligence” on any issuer that seeks to offer its securities to qualified accredited investors. In the event that Placement Agent is unable to complete “due diligence” either (1) because of lack of cooperation on the part of the Company (for instance, but not limited to, the Company not providing Placement Agent with information or documents requested by the Placement Agent) or (2) because the Placement Agent uncovers “red flags” about the Company that cause Placement Agent to be not satisfied that Placement Agent can in good faith recommend the Company’s securities to investors, Placement Agent may terminate this Agreement (1) without further obligation on the part of Placement Agent to proceed with this Offering and (2) without any obligation on the part of the Placement Agent to reimburse to Company any monies advanced by Company to Placement Agent. In short, Placement Agent’s obligations under this Agreement are expressly conditioned upon “due diligence” on the Company that is both complete in the reasonable opinion of and reasonably satisfactory to the Placement Agent. Placement Agent’s right of termination under this Section 2.2 is not adversely affected in any way by the termination provisions in Section 8.1 and 8.2, below.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.      Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and the Subscribers as follows:

3.1             Disclosure in Offering Documents.

3.1.1             Disclosure of Contracts. The descriptions in the Offering Documents of all material contracts, agreements, instruments, indentures, mortgages, loans, leases, licenses, arrangements or undertakings of any nature, written or oral, of the Company which involve future payments, performance or services, development of products, or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $250,000, or which otherwise are material to the business or prospects of the Company (collectively, “Contracts”) are accurate in all material respects and present fairly the information required to be disclosed therein and there are no contracts or other documents required to be described in the Offering Documents which have not been so described. The Company has furnished the Placement Agent, when and if requested, with true, correct and complete copies (or where oral, written descriptions) of all Contracts, including all exhibits, schedules, amendments, supplements, modifications and waivers thereto. Except as otherwise stated in the Offering Documents, each of the Contracts is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder, and no party to a Contract has made a claim to the effect that the Company has failed to perform any obligations thereunder. To the best knowledge of the Company, the Company has not received any written notification from any contracting party to a Contract to terminate, cancel or modify such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company.

3.2             Changes after Dates in Offering Documents.

3.2.1             No Material Adverse Change. Except as otherwise stated in the Offering Documents, since the Balance Sheet Date, as hereinafter defined, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, but not limited to a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any litigation which, if adversely determined, would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Company, whether or not in the ordinary course of business (a “Material Adverse Effect”), and (iii) there have been no transactions entered into by the Company, other than those in the ordinary course of business or reflected in the Offering Documents, which are material with respect to the condition, financial or otherwise, or to the results of operations, or business of the Company. The Balance Sheet Date is defined as September 30, 2020

3.2.2             Recent Securities Transactions. Etc.Since the most recent Balance Sheet date, and except as otherwise specifically stated in the Offering Documents or on Schedule A (if any) hereto, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock; or (iii) issued any options, warrants or other rights to purchase the capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.3             No Preemptive Rights; Options; Registration Rights.Except as set forth in the Offering Documents, there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any Ordinary Shares, or other securities of the Company.

3.4             Financial Statements.The financial statements (“Financials”) of the Company, including any notes thereto and supporting schedules, included or incorporated by reference in the Offering Documents, fairly present the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject, in the case of interim periods, to year-end adjustments and normal recurring accruals. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the balance sheet for the Balance Sheet Date included in the Financials or the footnotes thereto, (ii) those incurred in the ordinary course of business since the Balance Sheet Date, and (iii) otherwise as set forth in the Offering Documents. The Offering Documents also set forth all material outstanding amounts due to any employees, officers, directors or shareholders of the Company, or to any of their respective affiliates, including, but not limited to, accrued salaries or loans.

3.5             Authorized Capital; Options; Etc.The Company had, at the date or dates indicated in the Offering Documents, such duly authorized, issued and outstanding capitalization as set forth in the Offering Documents.

3.6             Valid Issuance of Securities: Etc.

3.6.1             Outstanding Securities.All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All outstanding options and warrants to purchase shares of capital stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized capital stock and outstanding options and warrants conform to all statements relating thereto contained in the Offering Documents. The offers and sales of the outstanding capital stock, options and warrants to purchase shares of capital stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

3.6.2             Securities. The Securities have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Subscription Agreements, will be duly and validly issued, fully paid and non-assessable. The holders of the Securities will not be subject to personal liability by reason of being such holders and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.7             Registration Rights of Third Parties. Except as set forth in the Offering Documents or on Schedule B (if any) hereto, no holders of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

3.8             Due Authorization.The Company has full right, power and authority to enter into this Agreement and the Subscription Agreements, to issue the securities and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated by the Offering Documents. This Agreement has been, and the Subscription Agreements, when executed and delivered, will have been, duly and validly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes and each Subscription Agreement (assuming the due authorization, execution and delivery by each subscriber) to be entered into by the Company with respect to the purchase and sale of the Securities, will constitute, when executed and delivered by the Company, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

3.9             No Conflicts. The Company’s execution, delivery, and performance of this Agreement and the Subscription Agreements, the consummation by the Company of the transactions contemplated herein and therein and the compliance by the Company with the provisions of this Agreement and the Subscription Agreements have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Second Amended and Restated Memorandum and Articles of Association of the Company; (iii) to the Company’s knowledge, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its material properties or material businesses; or (iv) have any material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties or to conduct its business.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.10           No Defaults.Except as described in the Offering Documents, no material default exists in the due performance and observance of any term, covenant or condition of any permit, license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject the effect of which would have a Material Adverse Effect. Except as described in the Offering Documents, the Company is not in violation of any material term or provision of its Second Amended and Restated Memorandum and Articles of Association or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

3.11           Corporate Power; Licenses; Consents.

3.11.1           Conduct of Business. To its knowledge, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials, agencies, authorities and bodies to own or lease its properties and conduct its business as described in the Offering Documents. The Company is and has been doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Offering Documents concerning the effects of applicable regulation on the Company’s business as currently conducted or contemplated to be conducted are correct in all material respects and do not omit to state a material fact.

3.11.2            Transactions Contemplated Herein; Consents. The Company has all corporate power and authority to enter into this Agreement, and the Subscription Agreements to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. Except as set forth in the Offering Documents, no consent, approval, authorization, order of, or filing with, any court, governmental agency, authority or other body is required to consummate the transactions contemplated by this Agreement and the Subscription Agreements, and the issuance of the securities, except that the offer and sale of the securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.12           Title to Property; Insurance. Except as set forth in the Offering Documents, the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains such insurance in adequate amounts that are adequate to protect its financial condition against the risks involved in the conduct of its businesses.

3.13           No Pending Actions. Except as set forth in the Offering Documents, there are no actions, suits, proceedings, claims, or hearings of any kind or nature existing or pending (or, to the knowledge of the Company, threatened) or, to the knowledge of the Company, any investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or, the Company’s knowledge, any state of facts which would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, which might result in any Material Adverse Effect or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement. Except as described in the Offering Documents, there are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business, is bound or subject.

3.14           Due Incorporation, Qualification and Good Standing. The Company has been duly incorporated, validly exists as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Offering Documents.

3.15           Taxes. Except as set forth in the Offering Documents or as set forth on Schedule 3.15 hereto, the Company has filed all tax returns required to be filed by it, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. Except as set forth in the Offering Documents, the Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required. As used herein, “tax” or “taxes” include all taxes, charges, fees, levies or other assessments imposed by any taxing authority, including, without limitation, income, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties or additions attributable thereto). The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect of taxes.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.16           Non-Circumvent. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment, or otherwise. The Company (including affiliates of such parties) agrees that it will not attempt, directly or indirectly, to contact parties introduced to the Company by the Placement Agent in writing during the Offering Period on matters described in this Agreement, except through Network 1 or with the expressed written consent of Network 1 as to each such contact. The Company shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, any banks, trust or lending institutions introduced in writing by or through Network 1 during the Offering Period without the permission of Network 1. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Company may be liable for damages in favor of the circumvented party.

3.17           Transactions Affecting Disclosure to FINRA.

3.17.1           Finder’s Fees. The Company is not obligated to pay a finder’s fee to anyone in connection with the introduction of the Company to the Placement Agent, or the consummation of the Offering contemplated hereunder.

3.17.2           Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any FINRA member or its affiliate or associates, except as specifically authorized herein.

3.18           Foreign Corrupt Practices Act

Neither the Company nor any of its subsidiaries has, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has in the course of his actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.19           Intangibles. The Company owns or possesses the requisite licenses or rights to use all material trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, “Intangibles”) used by the Company in its business or relating to products sold by the Company, and all such Intangibles are stated in the Offering Documents. Any of the Company’s Intangibles which have been registered with the applicable trademark have been fully maintained and are in full force and effect, except where the failure to do so would not result in a Material Adverse Effect. There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, and the Company has not received any notice of conflict with the asserted rights of others which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company’s business except as described in the Offering Documents or except where such challenge, even if successful, would not result in a Material Adverse Effect. To the Company’s knowledge, the Intangibles and the Company’s current products, services and processes do not infringe on any intangibles held by any third party. To the the Company’s knowledge, no others have infringed upon the Intangibles of the Company.

3.19           Relations With Employees.

3.19.1           Employee Matters. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all applicable laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by a governmental agency responsible for the enforcement of such laws and employment laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before a labor relations board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity. No questions concerning representation exist respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

3.19.2           Employee Benefit Plans. As disclosed in the Offering Documents, the Company contributes to government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.20           Environmental Matters. The Company and each of its subsidiaries is in compliance in all material respects with all Environmental and Safety Requirements, and there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging any failure to so comply or involving any of its past operations or any real property currently used by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any written or oral notice or report with respect to it or its facilities regarding any (A) actual or alleged violation of environmental and safety requirements or (B) actual or potential liability arising under Environmental and Safety Requirements, including, without limitation, any investigatory, remedial or corrective obligation. Neither the Company nor any of its subsidiaries has expressly assumed or undertaken any liability of any other person under any Environmental and Safety Requirements. “Environmental and Safety Requirements” means all applicable laws, orders, contractual obligations concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

3.21           No Regulatory Problems. The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the SEC; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or any order, judgment, or decree of any court of competent jurisdiction permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

To the Company’s knowledge, none of the Company’s directors, officers, or beneficial owners of five (5%) percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

3.22           Stock Collateral. Except as disclosed in the Offering Documents, none of the Company’s obligations to any third party are secured by any of the Company’s outstanding securities.

3.23           Reaffirmation. All of the representations, warranties and covenants of the Company set forth in this Agreement or in any letter or certificate furnished to Placement Agent pursuant hereto, each of which is incorporated herein by reference and made a part hereof, shall be true in all material respects upon the execution of this Agreement.

4.      Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants as follows:

4.1             Due Incorporation. The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would have a materially adverse effect on the business of the Placement Agent.

4.2             Broker/Dealer Registration. The Placement Agent is registered as a broker-dealer under Section 15 of the Exchange Act.

4.3             Good Standing with FINRA. The Placement Agent is a member in good standing of the FINRA and no proceedings are pending or to the Placement Agent’s knowledge, threatened, to revoke or limit such status.

4.4             Sale in Certain Jurisdictions. Sales of Shares by the Placement Agent will be made only in such jurisdictions in which (i) the Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists and (ii) the Offering and sale of the securities is registered under, or is exempt from, applicable registration requirements.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

4.5              Compliance with Laws. Due Authorization.

The Placement Agent has all requisite power and authority to execute, deliver and perform its obligations under this Agreement between the Company and the Placement Agent, and this Agreement will be duly authorized and validly executed and delivered by the Placement Agent and constitutes a legal, valid and binding agreement of the Placement Agent enforceable against the Placement Agent in accordance with its terms.

5.      Closing.

5.1.1              At or prior to each closing, and as a condition of the Placement Agent’s obligations hereunder, the following shall have been satisfied: (i) the Company shall have delivered to the Placement Agent at the closing (a) a certificate of the Company, signed by two executive officers thereof, stating the representations and warranties contained herein are true and correct as of the date of such closing as if, and to the same effect, the warranties and representations were made on such date; (b) Subscription Agreements signed by the Company; (c) consents of any party required to consummate this Offering and the transactions contemplated thereby, if any; and (d) such other closing documents as shall be reasonably requested by the Placement Agent and/or its counsel. The Company agree to wire $1,000,000 to the escrow account of Hunter Taubman Fischer & Li prior to the Initial Closing for purpose of fulfilling its payment obligation under Section 5.1.1 hereof. Placement Agent’s Fees and Expenses.

(a)               At each closing, the Company shall pay to the Placement Agent a commission equal to four percent (4%) of the aggregate purchase price of the Securities sold by the Placement Agent. The Company will also pay to Placement Agent one percent (1%) of the offering proceeds as non-accountable expense.

(b)               The Company shall pay a commitment fee in the amount of $75,000 at the time of the Company signing of this Agreement.

5.1.2             Finder’s Fee.

In the event that at any time prior to the third (3rd) anniversary of the final Closing, the Company or any of its affiliates shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party identified to the Company by the Placement Agent in writing, directly or indirectly, during the Offering Period, the Placement Agent will be paid a transaction fee, payable at the closing thereof, equal to a percentage of the consideration or value received by the Company and/or its shareholders as follows:

(a)	5% of the first $1,000,000,

(b)	4% of the next $1,000,000,

(c)	3% of the next $1,000,000,

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

(d)	2% of the next $1,000,000, and

(e)	1% of all amounts in excess of $4,000,000.

The Company agrees to pay to the Placement Agent the aforementioned finder's fee during the aforementioned time period, even in situations where the consummation of the transaction at issue culminated not directly from the finder's initial introduction but indirectly from a chain of introductions initiated by the finder's introduction. In no event shall the fees payable pursuant to this paragraph shall exceed the maximum finder's fee allowed by the Financial Industry Regulatory Authority (“FINRA”) at the time of such transaction.

5.2             Right of First Refusal.

If the Company's Board of Directors authorizes the Company to pursue a merger/acquisition opportunity involving the sale of all or substantially all of the Company's assets during the period after the Memorandum has been distributed by the Placement Agent, the Placement Agent shall have the right of first refusal to act as the Company's investment banker or financial advisor in connection with any such merger/acquisition, rendering such services as are customary in connection therewith in consideration for a fee which is considered customary for such services.

For the 1 year period commencing on the date of the Closing, the Placement Agent shall have the right of first refusal (on terms at least as favorable as can be obtained from other sources) to act as lead manager, co-manager, placement agent, or investment banker with respect to any proposed underwritten public distribution or private placement of the Company's securities or any merger, acquisition, or disposition of assets of the Company, if the Company uses a lead manager, co-manager, placement agent, investment banker, or other person performing such functions for a fee. The Placement Agent will advise the Company promptly, but in no event later than fifteen (15) days following the submission to Placement Agent writing of any such proposed transaction(s), of Placement Agent’s election to exercise said right. If any such proposal is not accepted by Placement Agent but later modified, the Company will re-submit such proposal to Placement Agent. Should Placement Agent elect, at any time not to exercise said right this will not affect preferential rights for future financings.

6.      Covenants The Company covenants and agrees that:

6.1             Expenses of Offering and Other Expenses. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection with the Offering, including, but not limited to, the Company’s legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering, and filing, where necessary, the Offering Documents and all amendments and supplements thereto (in such quantities as the Placement Agent may reasonably require), and the costs of any “due diligence” meeting held by the Company as requested by the Placement Agent, the fees and disbursements of the Placement Agent counsel up to $12, 000.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

6.2             Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transaction contemplated hereby.

7.      Indemnification and Contribution.

7.1             Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Subscription Agreements, or (iii) the omission or alleged omission by the Company to state in the Offering Documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between the Placement Agent and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent which is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by the Placement Agent of the representations, warranties or covenants contained herein (together, (i) and (ii) above are referred to as the “Non-indemnity Events”).

7.2             Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non-Indemnity Event.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

7.3             Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.3.1             Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to Network 1 Financial Securities:	The Galleria 2 Bridge Avenue, Suite 241 Red Bank, New Jersey 07701 Attention: Damon Testaverde Fax: [*]

If to __________:

Attention:
Fax:

Or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice that has been received by the party to whom it is sent as evidenced by confirmation slip.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

7.4             Contribution. If the indemnification provided for in this Section 7 is unavailable to any indemnified party (other than as a result of the failure to notify the indemnifying party as provided in Section 7.3 hereof) in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand , and of the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting other expenses) received by the Company bear to the commissions received by the Placement Agent. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact of the omission to state a material fact relates to information supplied by the Company, on the one hand, and the Placement Agent, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5             Equitable Considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any method of allocation which does not take into account the equitable consideration referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6             Attorneys’ Fees. The amount payable by a party under this Section 7 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

8.      Termination.

8.1             Prior to Completion of Offering Documents and Commencement of Offering. Prior to the completion of the Offering Documents and the commencement of the Offering, either party may terminate this Agreement by giving written notice to the other party.

8.2             Following Completion of Offering Documents and Commencement of Offering. Following the completion of the Offering Documents and the commencement of the Offering, each of the Company and the Placement Agent will have the right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the Initial Closing:

(a) if the other party shall have failed, refused, or been unable to perform any of its obligations hereunder, or breached any of its representations or warranties hereunder; or

(b) if, in the Placement Agent’s or the Company’s reasonable opinion, there has occurred an event materially affecting the value of the securities.

8.3             Reimbursement of Costs and Payment of Compensation Post-Termination. If the Company elects not to proceed with the Offering for any reason other than the Placement Agent’s failure to complete the Offering, the Company shall pay Placement Agent in fullThe sum of $75,000 in cash or cash equivalent for Placement Agent’s reasonable non-accountable expenses (including, without limitation, its legal fees and disbursements) allowed under FINRA rules in regards to Offerings; and,

The parties agree that this payment constitute liquidated damages and

(1)        is Placement Agent’s exclusive monetary remedy for actual loss of compensation opportunity in connection with this Offering;

(2)        is in lieu of the payments set forth in Section 5.1.1 (a) above;

(3)       is in full and final settlement of any Claim that the Placement Agent may have for Losses caused by the Company’s termination of this Agreement on grounds other than that Placement Agent has failed, refused, or been unable to perform any of its obligations or that Placement Agent has breached any of its representations or warranties under this Agreement; and,

(3)        That this Liquidated Damages Clause shall not limit the exercise by Company of its rights to terminate the Agreement for material breach.

9.      Competing Claims. The Company acknowledges and agrees that the Placement Agent will not proceed to perform hereunder until it receives assurances, in form and substance reasonably satisfactory to the Placement Agent and their counsel, that as of the first date that the Offering Documents are presented to potential purchasers of the securities, there will be no claims or payments for services in the nature of a finder’s fee with respect to the Offering or any other arrangements, agreements, payments, issuances or understandings that may affect the Placement Agent’s compensation hereunder other than any claims that may be made by the Placement Agent’s own personnel. The Placement Agent shall compensate any of its personnel who may have acted in such capacities, as it shall determine.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

10.  Miscellaneous.

(a)             Governing Law. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York, without regard to principles of conflicts of law. Each of the Company and the Placement Agent (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Supreme Court of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the Supreme Court of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of New York or the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

(b)             Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c)             Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is, for the sole and exclusive benefit of the parties hereto and the persons described in Section 7 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

(d)             Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may not be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

(e)             Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

Network 1 Financial Securities, Inc.

Private Placement Agent’s Agreement –Private Offering

(f)              Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

(g)             Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

11.  Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them.

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Private Placement Agent’s Agreement –Private Offering

If CN Energy Group. Inc. finds the foregoing is in accordance with its understanding with Network 1 Financial Securities, Inc., kindly sign and return to Network 1 Financial Securities, Inc. a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between CN Energy Group. Inc. and Network 1 Financial Securities, Inc.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:	/s/ Damon D. Testaverde
Damon D. Testaverde
Managing Director

AGREED TO BY

CN Energy Group. Inc.

By:	/s/ Kangbin, Zheng
Kangbin, Zheng
CEO